UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 27, 2011

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)
Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01        Entry into a Material Definitive Agreement.

On December 27, 2011, Good Times Restaurants Inc. and its subsidiary Good Times Drive Thru Inc. (together, the "Company") entered into a First Amendment to Amended and Restated Credit Agreement and Waiver of Defaults with Wells Fargo Bank, N.A. (the "Bank") and a Second Amended and Restated Term Note payable to the Bank in the principal amount of $470,874.00 (together the "Amendments").

The Amendments provide for a reduction in the principal amount of the loan by an additional $100,000 intended to be paid from the proceeds of the sale of a restaurant, the release of collateral associated with that restaurant and a modification to the repayment terms and maturity date of the loan to December 31, 2013.  The Amendments waive the current covenant defaults asserted by the Bank and modify certain financial covenants in the Amended and Restated Credit Agreement which as modified require the Company to have a Net Worth not less than $2,500,000 as of December 31, 2012 and thereafter, a ratio of Total Liabilities divided by Tangible Net Worth of not greater than 3.0 to 1.0 at any time, and an EBITDA Coverage Ratio not less than (i) 0.30 to 1.00 as of the end of the third quarter ending June 30, 2012, (ii) 0.70 to 1.00 as of the end of the fiscal year ending September 30, 2012, and (iii) .90 to 1.00 as of the end of each fiscal quarter thereafter, determined on a rolling 4-quarter basis.  Pursuant to the Amendments, the Company is also required to prepay its term loan up to the full outstanding principal balance of the note (in addition to any and all other obligations due to Bank including under any interest rate swap agreement) upon the sale of any stock or other equity interest in the Company.  Repayment of the loan is secured by equipment in various restaurants owned by the Company.

A copy of the First Amendment to Amended and Restated Credit Agreement and Waiver of Defaults dated December 27, 2011 is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

A copy of the Second Amended and Restated Term Note December 27, 2011 is attached hereto as Exhibit 10.2 and is hereby incorporated by reference.

Information contained in this report, other than historical information, may be considered forward looking in nature and is subject to known and unknown risks, which may cause the Company's actual results to differ materially from results expressed or implied by the forward looking information.  These risks include such factors as the pending and uncertain nature of the Company's efforts to obtain a waiver for a loan agreement default, the pending and uncertain nature of the Company's efforts to obtain additional financing, the pending and uncertain nature of the Company's new brand initiatives, delays in developing and opening new restaurants due to adverse credit market and other economic conditions, weather, local permitting matters, increased competition, cost increases or shortages in raw food products, continued widespread adverse economic conditions and other matters discussed in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2010.  Although the Company may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

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Item 2.04        Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure regarding the Amendments set forth under Item 1.01 above is hereby incorporated by reference.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	First Amendment to Amended and Restated Credit Agreement and Waiver of Defaults dated December 27, 2011.
10.2	Second Amended and Restated Term Note December 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: December 27, 2011	By:	/s/ Boyd E Hoback
Boyd E. Hoback
President

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